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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          AlgoRx Pharmaceuticals, Inc.
                         ------------------------------

             (Exact name of registrant as specified in its charter)

                Delaware                                  943392501
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

500 Plaza Drive, 2nd Floor, Secaucus NJ                  07094-3619
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(Address of principal executive offices)                 (Zip Code)

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
If this form relates to the registration of a class of           If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act         securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),          Act and is effective pursuant to General Instruction
please check the following box. [ ]                              A.(d), please check the following box. [X]
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Securities Act registration statement file number to which this form relates:
333-120757

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                      Name of each exchange on
   to be so registered                      which each class is to be registered
   -------------------                      ------------------------------------

      Not Applicable                                  Not Applicable
      --------------                                  --------------

      --------------                                  --------------

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
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                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

      Item  1. Description of Registrant's Securities to be Registered.

      Incorporated herein by reference is the description of Common Stock set forth under the heading "Description of Common Stock" contained in the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Registration Statement") (Registration No. 333-120757).

      Item  2. Exhibits.

      The following exhibits are filed as part of the Registration Statement.

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EXHIBIT
NUMBER                                          DESCRIPTION
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
3.1(1)      Third Amended and Restated Certificate of Incorporation, as currently in effect

3.2(1)      Form of Amended Restated Certificate of Incorporation (to be filed in connection with the closing of this offering)

3.3(1)      Bylaws, as currently in effect

3.4(1)      Form of Amended and Restated Bylaws (to be effective upon the closing of this offering)

3.5(1)      Form of Certificate of Amendment to Third Amended and Restated Certificate of
            Incorporation (to be filed prior to the effective date of the Registrant's public offering)

4.1(1)      Second Amended and Restated Investor rights agreement, entered into as of February
            17, 2004, by and among AlgoRx Pharmaceuticals, Inc. and certain investors named therein

4.2(1)      Investor Rights Agreement entered into as of October 28, 2004, by and between
            AlgoRx Pharmaceuticals, Inc. and Bridge Pharma, Inc.

4.3(1)      Specimen Common Stock Certificate
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(1)  Filed as an exhibit to the Registration Statement on Form S-1 (File No.
     333-120757) and incorporated herein by reference.

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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 3, 2005                   AlgoRx Pharmaceuticals, Inc.
                                           -------------------------------------
                                            (Registrant)

                                           By: /s/ Ronald M. Burch
                                              ----------------------------------
                                           Name:   Ronald M. Burch, M.D., Ph.D.
                                           Title:  Chief Executive Officer

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